Exhibit 99.1

PRESS RELEASE

AbbVie and Allergan Announce Agreements to Divest Brazikumab and Zenpep

Agreements Contingent on FTC and European Commission Approval and Completion of AbbVie’s Pending Acquisition of Allergan

NORTH CHICAGO, Ill. and DUBLIN, Jan. 27, 2020 – AbbVie (NYSE: ABBV), a research-based global biopharmaceutical company, and Allergan (NYSE: AGN), a leading global pharmaceutical company, today announced that Allergan has entered into definitive agreements to divest brazikumab (IL-23 inhibitor) and Zenpep (pancrelipase). These agreements are in conjunction with the ongoing regulatory approval process for AbbVie’s acquisition of Allergan.

AstraZeneca (NYSE: AZN) will acquire brazikumab, an investigational IL-23 inhibitor in Phase 2b/3 development for Crohn’s Disease and in Phase 2 development for ulcerative colitis, including global development and commercial rights.

Nestle (Swiss: NESN) will acquire and take full operational ownership of Zenpep upon closing the transaction with customary transition support from Allergan. Zenpep is a treatment, which is available in the United States, for exocrine pancreatic insufficiency due to cystic fibrosis and other conditions. Nestle also will be acquiring Viokace, another pancreatic enzyme preparation, as part of the same transaction.

“These definitive agreements represent significant progress toward the completion of our acquisition of Allergan,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “The new combined organization will be well positioned to deliver on our mission to patients with a broad portfolio of innovative therapies.”

“Today, we move another step closer to completing AbbVie’s acquisition of Allergan. Allergan’s commercial and R&D teams have invested so much of themselves into the development of brazikumab and the commercialization of Zenpep, and these divestiture agreements will enable that work to continue following the close of our planned acquisition,” said Brent Saunders, chairman and chief executive officer of Allergan.

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
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The closings of the acquisitions of brazikumab and Zenpep are contingent upon receipt of U.S. Federal Trade Commission and European Commission approval, closing of AbbVie’s pending acquisition of Allergan and the satisfaction of other customary closing conditions.

On January 10, 2020, AbbVie and Allergan received conditional approval of the transaction by the European Commission, subject to the approved divestiture of brazikumab and other conditions.

AbbVie and Allergan continue to expect a first-quarter 2020 close of their pending transaction, subject to receipt of required regulatory approvals and other closing conditions.

About AbbVie

AbbVie is a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience. In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a global pharmaceutical leader focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of leading brands and best-in-class products primarily focused on four key therapeutic areas including medical aesthetics, eye care, central nervous system and gastroenterology. As part of its approach to delivering innovation for better patient care, Allergan has built one of the broadest pharmaceutical and device research and development pipelines in the industry.

With colleagues and commercial operations located in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers, and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan’s website at www.Allergan.com.

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064

About Zenpep

ZENPEP® (pancrelipase) is a prescription medication for people who cannot digest food normally because their pancreas does not make enough enzymes. ZENPEP may help your body use fats, proteins, and sugars from food. ZENPEP contains a mixture of digestive enzymes (lipases, proteases, and amylases) from pig pancreas. In clinical studies, individuals with exocrine pancreatic insufficiency associated with cystic fibrosis absorbed more fat from foods than those treated with a placebo.

About Brazikumab

Brazikumab is a monoclonal antibody that binds to the IL23 receptor and is in development for Crohn’s Disease and Ulcerative Colitis with a companion biomarker. Brazikumab selectively blocks the IL23 immune signal, preventing intestinal inflammation. The Phase IIb/III INTREPID program is underway to assess brazikumab compared to placebo or adalimumab in Crohn’s Disease. The Phase II EXPEDITION trial is underway to assess brazikumab compared to placebo or vedolizumab in Ulcerative Colitis.

Forward-Looking Statements

This announcement contains certain forward-looking statements, including with respect to the pending acquisition involving AbbVie and Allergan, Allergan’s divestitures of brazikumab and Zenpep and AbbVie’s, Allergan’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for AbbVie and, following the acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that the divestitures and/or the pending acquisition will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the pending acquisition, adverse effects on the market price of AbbVie’s shares of common stock or Allergan’s ordinary shares and on AbbVie’s or Allergan’s operating results because of a failure to complete the pending acquisition, failure to realize the expected benefits of the pending acquisition, failure to promptly and effectively integrate Allergan’s businesses, negative effects relating to the announcement of the pending acquisition or any further announcements relating to the pending acquisition or the consummation of the pending acquisition on the market price of AbbVie’s shares of common stock or Allergan’s ordinary shares, significant transaction costs and/or

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064

unknown or inestimable liabilities, potential litigation associated with the pending acquisition, general economic and business conditions that affect the combined companies following the consummation of the pending acquisition, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of AbbVie’s or, as the case may be, Allergan’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause AbbVie’s plans with respect to Allergan or AbbVie’s or Allergan’s actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect AbbVie or Allergan is set forth in AbbVie’s and Allergan’s periodic public filings with the U.S. Securities and Exchange Commission, including, but not limited to, AbbVie’s and Allergan’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 and, from time to time, AbbVie’s and Allergan’s other investor communications, in each case, the contents of which are not incorporated by reference into, nor do they form part of, this announcement.

Any forward-looking statements in this announcement are based upon information available to AbbVie, Allergan and/or their respective board of directors, as the case may be, as of the date of this announcement and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of AbbVie, Allergan or any member of their respective board of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064

statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to AbbVie, Allergan or their respective board of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Statement Required by Irish Takeover Rules

The Directors of AbbVie Inc. accept responsibility for the information contained in this announcement. To the best of their knowledge and belief (having taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Allergan directors accept responsibility for the information contained in this report. To the best of the knowledge and belief of the Allergan directors (who have taken all reasonable care to ensure such is the case), the information contained in this report for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Any holder of 1% or more of any class of relevant securities of Allergan plc or AbbVie Inc. may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

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Media: Adelle Infante (847) 938-8745	Investors: Liz Shea (847) 935-2211

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064